UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 9, 2012

INVACARE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant's telephone number, including area code)

_____________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On February 9, 2012, the Board of Directors of Invacare Corporation (the “Company”) elected Ellen O. Tauscher as a member of the Company’s Board of Directors, effective immediately, on the unanimous recommendation of the Nominating Committee of the Board of Directors.  Ms. Tauscher has been elected to serve a term expiring at the Company’s 2013 Annual Meeting of Shareholders.  Ms. Tauscher has been appointed as a member of the Audit Committee and the Compensation and Management Development Committee of the Board of Directors.

Ms. Tauscher, 60, currently provides expert advice to the State Department on arms control, missile defense and civil nuclear cooperation. Previously, in March 2009, Ms. Tauscher was nominated by President Obama to serve as Under Secretary of State for Arms Control and International Security and served from her Senate confirmation in June 2009 to February 6, 2012.  Prior to joining the State Department, Ms. Tauscher served from January 1997 to June 2009 as a member of the U.S. House of Representatives from California’s 10th Congressional District.  While a member of Congress, Ms. Tauscher served on the House Armed Services Committee, the House Transportation and Infrastructure Committee and most recently as Chairman of the House Armed Services Subcommittee on Strategic Forces.  Prior to serving in Congress, Ms. Tauscher worked in investment banking and the financial industry in various roles for Bache Halsey Stuart Shields, Bear Stearns & Co., Drexel Burnham Lambert and as an officer of the American Stock Exchange.  From 1977 to 1980, Ms. Tauscher was a member of the New York Stock Exchange representing Bache, Halsey Stuart Shields.

There is no arrangement or understanding between Ms. Tauscher and any other person pursuant to which Ms. Tauscher was elected as a director of the Company.  Ms. Tauscher has not entered into any related party transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On February 9, 2012, the Company issued a press release announcing the election of Ms. Tauscher to the Board of Directors, which is attached as Exhibit 99.1 to this Form 8-K.

Retirement of Director

On February 10, 2012, James C. Boland informed the Board of Directors of the Company that, due to health reasons, he would not be standing for re-election to the Board of Directors of the Company at the 2012 Annual Meeting of Shareholders.  Mr. Boland’s decision to not seek reelection is not the result of any disagreement with the Company.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invacare Corporation
(Registrant)

Date: February 14, 2012
/s/ Anthony C. LaPlaca
Anthony C. LaPlaca Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated February 9, 2012.